UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2025

Universal Corporation

(Exact name of registrant as specified in its charter)

Virginia	001-00652	54-0414210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9201 Forest Hill Avenue Richmond, Virginia	23235
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 359-9311

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	UVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 9, 2025, Universal Corporation (the “Company”) entered into a new unsecured Credit Agreement, with JPMorgan Chase Bank, N.A., as Administrative Agent, Truist Bank and AgFirst Farm Credit Bank, as Co-Syndication Agents, and First Horizon Bank, KeyBank National Association, Citibank, N.A., Bank Of America, N.A., UBS Switzerland AG, Atlantic Union Bank and Capital One, N.A., as Co-Documentation Agents (the “Credit Agreement”). The Credit Agreement provides for (i) a five-year term loan A-1 facility in the amount of $275,000,000 (the loans thereunder, the “Term A-1 Loans”), (ii) a seven-year term loan A-2 facility in the amount of $345,000,000 (the loans thereunder, the “Term A-2 Loans”) and (iii) a five-year revolving loan facility (the “Revolving Credit Facility”) of $780,000,000 (the loans thereunder, the “Revolving Credit Loans” and, collectively with the Term A-1 Loans and the Term A-2 Loans, the “Loans”), of which up to $25,000,000 is available for letters of credit and, at the swingline lender’s discretion, up to $20,000,000 is available for short-term borrowings on a swingline basis. The Company may request that the lenders extend the applicable maturity date for the Term A-1 Loans, the Term A-2 Loans and/or the Revolving Credit Loans for up to two one-year extensions, subject to satisfaction of certain terms and conditions and consent of the requisition number of lenders. The Credit Agreement also provides that the Company may, at its option, increase the aggregate amount of the Revolving Credit Facility and/or obtain incremental term loans in an amount up to $300,000,000 without the consent of any lenders not participating in such increase, subject to certain customary conditions and lenders committing to provide the increase in funding. There can be no assurance that additional funding will become available. Commitments under the Revolving Credit Facility are subject to a facility fee of 0.25% to 0.40% depending upon the Company’s ratio of consolidated total indebtedness to consolidated EBITDA (each as defined in the Credit Agreement). The Company’s obligations under the Credit Agreement are guaranteed by Universal Ingredients, Inc., a subsidiary of the Company.

Loans designated by the Company at the time of borrowing as “ABR Loans” that are outstanding under the Credit Agreement bear interest at a rate per annum equal to (i) the greatest of (a) the Prime Rate (as defined in the Credit Agreement) in effect on such day; (b) the NYFRB Rate (as defined in the Credit Agreement) in effect on such day plus 1/2 of 1%; and (c) the Adjusted Term SOFR Rate (as defined in the Credit Agreement) for a one-month interest period as published two business days prior to such day plus 1%; plus (ii) the Applicable Rate (as defined below). Loans designated by the Company at the time of borrowing as “Term Benchmark Loans” that are outstanding under the Credit Agreement bear interest at a rate per annum equal to the Adjusted Term SOFR Rate (as defined in the Credit Agreement) for the interest period in effect for such borrowing plus the Applicable Rate. The “Applicable Rate” means (i) with respect to Revolving Credit Loans, a percentage ranging from 0.10% to 0.70% per annum for ABR Loans and a percentage ranging from 1.00% to 1.60% per annum for Term Benchmark Loans, (ii) with respect to Term A-1 Loans, a percentage ranging from 0.35% to 1.10% per annum for ABR Loans and a percentage ranging from 1.25% to 2.00% per annum for Term Benchmark Loans and (iii) with respect to Term A-2 Loans, a percentage ranging from 0.60% to 1.60% per annum for ABR Loans and a percentage ranging from 1.50% to 2.50% per annum for Term Benchmark Loans, in each case depending upon the Company’s ratio of consolidated total indebtedness to consolidated EBITDA (each as defined in the Credit Agreement). Under the terms of the Credit Agreement, accrued interest on each Loan is payable in arrears on the applicable interest payment date for each Loan. As of the effective date, and until such time as the Company delivers to the Administrative Agent the financial statements for the fiscal quarter ending on or about December 31, 2025, the Applicable Rate shall be the following rates per annum: (i) 0.70% with respect to Revolving Credit Loans that are ABR Loans, (ii) 1.60% with respect to Revolving Credit Loans that are Term Benchmark Loans, (iii) 1.10% with respect to Term A-1 Loans that are ABR Loans, (iv) 2.00% with respect to Term A-1 Loans that are Term Benchmark Loans, (v) 1.60% with respect to Term A-2 Loans that are ABR Loans, and (vi) 2.50% with respect to Term A-2 Loans that are Term Benchmark Loans. The Loans under the Credit Agreement may be prepaid at any time without premium or penalty (other than any accrued interest or breakage costs, if applicable). The Company expects that the proceeds from the Credit Agreement will be used for general corporate purposes, including acquisitions and other investments, prepayment of existing indebtedness, and to provide general working capital.

The Credit Agreement contains customary affirmative and negative covenants, including limitations on mergers, consolidations and sales of assets, limitations on liens and sales and leasebacks, limitations on transactions with affiliates, limitations on investments and limitations on subsidiary indebtedness, as well as other customary terms and provisions. In addition, the Credit Agreement contains financial covenants specifying that (i) as of the end of each fiscal quarter, the maximum total net leverage ratio will not exceed 3.00 to 1.00 (provided that following a Material Acquisition or Material Project (each as defined in the Credit Agreement), at the Company’s election, the total net leverage ratio may be increased to 3.25 to 1.00 for the immediately following six fiscal quarters) and (ii) the Company will maintain as of the end of each fiscal quarter consolidated tangible net worth of not less than $1,000,000,000. The Credit Agreement also contains events of default customary for such financings, the occurrence of which would permit the lenders to accelerate the amount due thereunder. Such events of default include failure to pay principal, failure to pay interest and other amounts within five business days of the due date, failure to comply with a covenant beyond any applicable grace period, default beyond the applicable grace period for payments on other borrowings and non-monetary defaults on other borrowings, certain events of bankruptcy or insolvency of the Company and its significant subsidiaries.

The Credit Agreement replaces the Company’s Credit Agreement, dated as of December 15, 2022, among the Company, JPMorgan Chase Bank, N.A., as the administrative agent, and the other lenders party thereto, as amended (the “Existing Credit Agreement”), which was due to expire on December 15, 2027 with respect to the revolving loan facility and term A-1 loan facility and December 15, 2029 with respect to the term loan A-2 loan facility.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On December 5, 2025, the Company provided written notice of prepayment and termination of the Existing Credit Agreement as of December 9, 2025, conditioned upon the effectiveness of a new credit facility in accordance with Section 2.11 of the Existing Credit Agreement. Therefore, on December 9, 2025, the Existing Credit Agreement was terminated in connection with the entry into the Credit Agreement described above under Item 1.01 of this Current Report on Form 8-K. In connection with the termination of the Existing Credit Agreement on December 9, 2025, the Company utilized the Credit Agreement to repay all outstanding indebtedness under the Existing Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K, including Exhibit 10.1 hereto, is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	Credit Agreement dated December 9, 2025 among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, Truist Bank and AgFirst Farm Credit Bank, as Co-Syndication Agents, and First Horizon Bank, KeyBank National Association, Citibank, N.A., Bank Of America, N.A., UBS Switzerland AG, Atlantic Union Bank and Capital One, N.A., as Co-Documentation Agents

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION

Date: December 9, 2025	By:	/s/ Catherine H. Claiborne
Catherine H. Claiborne
Vice President, General Counsel and Secretary

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